Exhibit (t)

POWER OF ATTORNEY

Each of the undersigned trustees of BlackRock Private Credit Fund, a Delaware statutory trust (the “Fund”), does hereby constitute and appoint Laurence D. Paredes, General Counsel and Secretary of the Fund and Erik L. Cuellar, Chief Financial Officer and Treasurer of the Fund, as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such director, a Registration Statement on Form N-2 of the Fund, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s common shares of beneficial interest, preferred shares of beneficial interest, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 16th day of March, 2022.

/s/ John M. Perlowski	/s/ Rajneesh Vig
John M. Perlowski	Rajneesh Vig
Trustee	Trustee

/s/ Eric J. Draut	/s/ Andrea L. Petro
Eric J. Draut	Andrea L. Petro
Trustee	Trustee

/s/ Maureen Usifer
Maureen Usifer
Trustee

The undersigned hereby accepts appointment as attorney-in-fact as of this 16th day of March, 2022.

/s/ Laurence D. Paredes	/s/ Erik L. Cuellar
Laurence D. Paredes	Erik L. Cuellar
General Counsel and Secretary	Chief Financial Officer and Treasurer